Exhibit 99.5

NOMINEE HOLDER CERTIFICATION

HANMI FINANCIAL CORPORATION

Up to 50,000,000 Shares of Common Stock Issuable Upon the Exercise of Subscription
Rights Distributed to the Record Stockholders of Hanmi Financial Corporation

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE PROSPECTUS SUPPLEMENT OF HANMI FINANCIAL CORPORATION DATED JUNE 11, 2010 (THE “PROSPECTUS”).

The undersigned, a broker, custodian bank, or other nominee holder (the “Nominee Holder”) of non-transferable subscription rights (the “Rights”) to purchase shares of common stock of Hanmi Financial Corporation (the “Company”) pursuant to the rights offering described and provided for in the Prospectus, hereby certifies to the Company, to Computershare Inc., as subscription agent for the rights offering, and to Georgeson, as information agent for the rights offering, that the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the rights to purchase the number of shares of common stock specified below under the basic subscription privilege, and on behalf of beneficial owners of rights who have exercised their basic subscription privilege in full, the request to purchase the number of additional shares of common stock specified below pursuant to the over-subscription privilege, the terms of which is described further in the Prospectus, listing separately each exercised basic subscription privilege and any corresponding over-subscription privilege as to each beneficial owner for whom the Nominee Holder is acting hereby, and, with respect to those beneficial owners that certified to the Nominee Holder that they are an employee or non-executive officer of the Company, also listing their names:

Number of Shares Owned	Number of Shares Subscribed for	Number of Shares Requested Under	Employees & Non-Executive
on Record Date	Under Basic Subscription Privilege	Over-Subscription Privilege	Officers Names

Print Name of the Nominee Holder:

By:

Print Signer’s Name:

Contact Name:

Contact Phone Number: